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                                                                     EXHIBIT 4.2

                                                             CUSIP No.:

                    11 3/4% SENIOR PAY IN KIND NOTES DUE 2012

No.                                                                $

          FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER, THIS
     NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS NOTE, (1) THE ISSUE PRICE IS $1,000; (2) THE AMOUNT OF THE ORIGINAL ISSUE DISCOUNT IS $820.54; (3) THE ISSUE DATE IS JANUARY 7, 2005; AND (4) THE YIELD TO MATURITY IS 11.75% (COMPOUNDED SEMI-ANNUALLY).

NSP HOLDINGS L.L.C., a Delaware limited liability company (the "COMPANY") and NSP CAPITAL HOLDINGS CORP., a Delaware corporation ("CAPITAL" and, together with the Company, the "ISSUERS," which term includes any successor entity), for value received promise to pay to CEDE & CO. or registered assigns, the sum indicated on Schedule A hereof on January 1, 2012.

Interest Payment Dates:  January 1 and July 1, commencing July 1, 2005.

Record Dates:  June 15 and December 15.

Reference is made to the further provisions of this Note contained herein and the Indenture (as defined), which will for all purposes have the same effect as if set forth at this place.

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IN WITNESS WHEREOF, the Issuers have caused this Note to be signed manually or by facsimile by their respective duly authorized officers and a facsimile of their corporate seals to be affixed hereto or imprinted hereon.


                                        NSP HOLDINGS L.L.C.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        NSP HOLDINGS CAPITAL CORP.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

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CERTIFICATE OF AUTHENTICATION

This is one of the 11 3/4% Senior Pay in Kind Notes due 2012 referred to in the within-mentioned Indenture.


                                        WILMINGTON TRUST COMPANY,
                                          as Trustee


                                        By:
                                            ------------------------------------
                                            Authorized Signatory

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                              (REVERSE OF SECURITY)

                    11 3/4% SENIOR PAY IN KIND NOTE DUE 2012

1. INTEREST. NSP Holdings L.L.C., a Delaware limited liability company (the "COMPANY") and NSP Holdings Capital Corp., a Delaware corporation ("CAPITAL" and, together with the Company, the "ISSUERS"), promise to pay interest on the principal amount of this Note at the rate PER ANNUM shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Notes. The Issuers will pay interest semi-annually in arrears on each Interest Payment Date, commencing July 1, 2005. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Through and including the interest payment date of January 1, 2010, accrued interest on all notes then outstanding will be payable, at the Company's option, in cash or in the form of additional notes (when issued in payment of interest, "PIK NOTES"). On and after the interest payment to be made on July 1, 2010, accrued interest will be payable solely in cash. The PIK Notes will be identical to the originally issued Notes, except that interest will begin to accrue from the date they are issued rather than the Issue Date.

The Notes will be issued in denominations of $1,000 and integral multiples of $1,000; PROVIDED, HOWEVER, that PIK Notes will be issued in denominations of $1.00 and integral multiples of $1.00.

2. METHOD OF PAYMENT. The Issuers shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on June 15 or December 15 immediately preceding the Interest Payment Date (whether or not such day is a Business Day) even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. Payments of principal and premium, if any, will be made (on presentation of such Notes if in certificated form) in money of the United States that at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that the Issuers may pay principal, premium, if any, and interest (other than interest payable in PIK Notes) by check payable in such money. The Issuers may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3. PAYING AGENT AND REGISTRAR. Initially, Wilmington Trust Company, a Delaware banking corporation (the "TRUSTEE"), will act as Paying Agent and Registrar. The Issuers may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Issuers or any of their Subsidiaries may act as Paying Agent or Registrar.

4. INDENTURE. The Issuers issued this Note under an Indenture, dated as of January 7, 2005 (the "INDENTURE"), by and among the Issuers and the Trustee. This Note is one of a duly authorized issue of Initial Notes of the Issuers designated as their 11 3/4% Senior Pay in Kind Notes due 2012 (the "NOTES"). The Notes include the Initial Notes, the Additional Notes and the Exchange Notes (as defined below) issued in exchange for the Initial Notes and Additional Notes pursuant to the Indenture. The Initial Notes, the Additional Notes and the Exchange Notes are treated as a single class of securities under the Indenture. Capitalized terms herein are used as

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defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections
77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of them. The Notes are general unsecured obligations of the Issuers.

5.   REDEMPTION.

(a) OPTIONAL REDEMPTION WITH MAKE WHOLE PAYMENT. At any time prior to July 1, 2006, the notes may be redeemed in whole or in part at the option of the Company, upon not less than 30 or more than 60 days' prior notice, at a redemption price equal to 100% of the principal amount thereof, plus the Make Whole Premium and any accrued and unpaid interest thereon to the applicable redemption date.

(b) OPTIONAL REDEMPTION. The Issuers may redeem the Notes, at their option, in whole at any time or in part from time to time, on and after July 1, 2006 at the following Redemption Prices (expressed as percentages of the principal amount thereof) if redeemed during the periods set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption.

     Year                                                  Percentage
     ----                                                  ----------
     July 1, 2006 - June 30, 2007................             103%
     July 1, 2007 - June 30, 2008................             102%
     Thereafter..................................             100%

(c) OPTIONAL REDEMPTION UPON EQUITY OFFERINGS. Notwithstanding the foregoing, the Issuers may redeem in the aggregate up to 35% of the principal amount of Notes at any time and from time to time prior to July 1, 2006 at a Redemption Price equal to 111.75% of the aggregate principal amount so redeemed, plus accrued and unpaid interest in cash, if any, to the Redemption Date out of the Net Proceeds of one or more Equity Offerings; PROVIDED that

          (1) at least 65% of the principal amount of Notes originally issued remains outstanding immediately after the occurrence of any such redemption and

          (2) any such redemption occurs within 90 days following the closing of such Equity Offering.

(d) MANDATORY PARTIAL REDEMPTION. On July 1, 2010, if any notes are outstanding, the Company will be required to redeem, at a redemption price of 100% of the principal amount of the notes so redeemed, a principal amount of notes (the "MANDATORY PRINCIPAL REDEMPTION AMOUNT") sufficient to ensure that the notes are not treated under the Code as "Applicable High Yield Discount Obligations" for the ongoing deductibility of interest by the Company. The Mandatory Principal Redemption Amount will be calculated as (i) the excess of the aggregate principal amount of all notes outstanding on July 1, 2010, over the original principal amount of notes issued on the Issue Date, less (ii) an amount equal to one year's simple uncompounded

                                       5
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interest on the aggregate original principal amount of notes issued on the Issue
Date. The Mandatory Principal Redemption Amount will be applied as a partial redemption of each note outstanding.

          6. NOTICE OF REDEMPTION. Notice of redemption under paragraphs 5(a), (b), (c) (d) of this Note will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at such Holder's registered address.

Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Issuers default in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

7. OFFERS TO PURCHASE. The Indenture provides that, after certain Asset Sales (as defined in the Indenture) and upon the occurrence of a Change of Control (as defined in the Indenture), and subject to further limitations contained therein, the Issuers will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

8. DENOMINATIONS; TRANSFER; EXCHANGE. The Initial Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples thereof, PROVIDED, HOWEVER, that the PIK Notes will be issued in denominations of $1.00 and integral multiples of $1.00. A Holder shall register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

9. PERSONS DEEMED OWNERS. The registered holder of a Note shall be treated as the owner of it for all purposes.

10. UNCLAIMED MONEY. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Issuers. After that, Holders entitled to money must look to the Issuers for payment as general creditors unless an "abandoned property" law designates another person.

11. LEGAL DEFEASANCE AND COVENANT DEFEASANCE. If the Issuers at any time deposit with the Trustee U.S. legal tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating to defeasance, the Issuers will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

12. AMENDMENTS, SUPPLEMENTS, AND WAIVERS. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written

                                        6
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consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes or make any other change that does not adversely affect in any material respect the rights of any Holder.

13. RESTRICTIVE COVENANTS. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Restricted Subsidiaries, sell assets, create liens, issue capital stock, enter into sale and lease-back transactions, make certain Investments, merge or consolidate with any other Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets. Such limitations are subject to a number of important qualifications and exceptions. The Issuers must annually report to the Trustee on compliance with such limitations.

14. SUCCESSOR ENTITY. When a successor entity assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, and immediately before and thereafter no Default or Event of Default exists and certain other conditions are satisfied, the predecessor entity will be released from those obligations.

15. DEFAULTS AND REMEDIES. Events of Default are set forth in the Indenture. If an Event of Default (other than an Event of Default pursuant to Section 6.01(f) or (g) of the Indenture) shall have occurred and be continuing, then the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding, may declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued interest to the date of acceleration; PROVIDED, HOWEVER, that after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind and annul such acceleration and its consequences if all existing Events of Default, other than the nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto. In case an Event of Default specified in Section 6.01(f) or (g) of the Indenture occurs, such principal amount, together with premium, if any, and interest with respect to all of the Notes, shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it.

16. TRUSTEE DEALINGS WITH ISSUERS. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers, and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

17. NO RECOURSE AGAINST OTHERS. As more fully described in the Indenture, no director, officer, employee, stockholder or incorporator, as such, of the Issuers shall have any liability for any obligation of the Issuers under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note

                                        7
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waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

18. AUTHENTICATION. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

19. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES TO THE INDENTURE HAS AGREED TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

20. ABBREVIATIONS AND DEFINED TERMS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

21. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes as a convenience to the Holders. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

22. INDENTURE. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture which has the text of this Note in larger type. Requests may be made to: NSP Holdings L.L.C., 2211 York Road, Suite 215, Oak Brook, Illinois 60523, Attention: Chief Financial Officer.

                                        8
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                                   SCHEDULE A

                          SCHEDULE OF PRINCIPAL AMOUNT

     The initial principal amount at maturity of this Note shall be $__________. The following decreases/increases in the principal amount at maturity of this Note have been made:

                                                                         Total Principal
                          Decrease in                                    Amount at Maturity
Date of Increase/         Principal Amount at    Increase in Principal   Following such         Notation Made by or
Decrease                  Maturity               Amount at Maturity      Increase/ Decrease     on Behalf of Trustee
----------------------------------------------------------------------------------------------------------------------






                                        9
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                                 ASSIGNMENT FORM

If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                  (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint _______________________________________________________,
agent to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:                                   Signed:
      --------------------                      --------------------------------
                                                    (Sign exactly as your name
                                                    appears on the other side of
                                                    this Note)

Medallion Guarantee:
                     ---------------------------------

                                       10
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                      [OPTION OF HOLDER TO ELECT PURCHASE]

If you want to elect to have this Note purchased by the Issuers pursuant to
Section 4.13 or Section 4.16 of the Indenture, check the appropriate box:

                                Section 4.13 / /
                                Section 4.16 / /

If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 4.13 or Section 4.16 of the Indenture, state the amount you elect to have purchased:

$
 ---------------

Date:
     ------------------          -----------------------------------------------
                                 NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser's bank or broker.


Medallion Guarantee:
                      ----------------

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